                                                  FORM OF UNDERWRITING AGREEMENT

                        SECURITISATION MANAGEMENT PTY LTD

                    INTERSTAR MILLENNIUM SERIES 2005-1G TRUST
                                  (the "Trust")

         US$[1,000,000,000] Class A Mortgage Backed Floating Rate Notes

                             UNDERWRITING AGREEMENT

[April ___,] 2005

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Deutsche Bank Securities Inc.
60 Wall Street, 19th Floor
New York, New York 10005

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Ladies and Gentlemen:

     1. Introductory. Perpetual Trustees Victoria Limited (ABN 47 004 027 258),
a limited liability public company under the Corporations Act 2001 of Australia, in its capacity as trustee of the Trust (the "Issuer"), at the direction of
Interstar Securitisation Management Pty Limited (ABN 56 100 346 898), in its
capacity as manager (the "Trust Manager") of the Trust, proposes to sell to
Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Greenwich Capital
Markets, Inc. (the "Underwriters") US$[1,000,000,000] principal amount of Class
A Mortgage Backed Floating Rate Notes due 2036 (the "Class A Notes" or the
"Offered Notes"). At the same time, the Trust will also issue its A$[_________]
principal amount of Class AB Mortgage Backed Floating Rate Notes due 2036 (the
"Class AB Notes") and A$[_________] principal amount of Class B Mortgage Backed
Floating Rate Notes due 2036 (the "Class B Notes" and together with the Class A
Notes and the Class AB Notes, the "Notes"). Each Note will be secured by the assets of the Trust. The assets of the Trust include, among other things, a pool of housing loans (the "Loans") originated by Interstar Wholesale Finance Pty
Limited (ABN 72 087 271 109) (formerly Interstar Securities (Australia) Pty
Limited) ("Interstar") in the name of Perpetual Trustees Victoria Limited, as trustee of a number of warehouse trusts, and secured by mortgages over residential property located in Australia.

     The Offered Notes will be in book-entry form in minimum denominations of
US$100,000 each. The Trust Manager has prepared and filed with the United States
Securities

and Exchange Commission (the "Commission") in accordance with the provisions of the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the
"Securities Act"), a registration statement, including a prospectus, relating to the Offered Notes.

     The Offered Notes will be constituted by, issued subject to, and have the benefit of, a note trust deed (the "Note Trust Deed") dated on or about
[________], 2005 among the Issuer, the Trust Manager and The Bank of New York
(the "Note Trustee"), and will be issued pursuant to the Master Trust Deed (the
"Master Trust Deed") dated December 2, 1999, between Perpetual Trustees Victoria
Limited and Interstar as it applies to the Issuer by reason of the Notice of
Creation of Trust under which the Issuer became trustee of the Millennium Series
2005-1G Trust pursuant to the terms of the Master Trust Deed (the "Notice of
Creation of Trust") given by the Trust Manager and Interstar on May [*], 2005, the Series Notice (the "Series Notice") to be entered into by, among others, the
Issuer, the Trust Manager, Interstar, as the approved seller (in such capacity, the "Seller") and as servicer (in such capacity, the "Servicer"), the Note
Trustee and Perpetual Trustee Company Limited, as security trustee (in such capacity, the "Security Trustee"), and the Agency Agreement (the "Agency
Agreement", and together with the Master Trust Deed, the Notice of Creation of
Trust, the Note Trust Deed and the Series Notice, the "Note Issuance Documents")
to be entered into by the Issuer, the Trust Manager, Interstar and the Note
Trustee (including in its capacities as principal paying agent (in such capacity, the "Principal Paying Agent"), calculation agent (in such capacity, the "Calculation Agent") and Irish paying agent (in such capacity, the "Irish
Paying Agent")).

     The term "Transaction Documents" when used in this Agreement shall mean the
Note Issuance Documents, the Security Trust Deed, the Investment Management
Agreement, the Interest Rate Swaps (if any) and the Currency Swaps and in
addition shall include the Notes, including the relevant Conditions, and this
Agreement.

     Unless otherwise defined in this Agreement or the context otherwise requires, capitalized terms that are defined in the Master Trust Deed (as amended by the Series Notice) (including in each case by reference to another agreement) and not defined herein have the same meanings when used in this
Agreement.

     The Issuer, the Trust Manager and Interstar hereby agree with the
Underwriters as follows:

     2. Representations and Warranties of the Issuer, the Trust Manager and
Interstar.

     (a) The Issuer represents and warrants to, and agrees with, the
Underwriters that:

          (i) On the Effective Date the information in the Prospectus under the heading "The Issuer Trustee, the Trust Manager and the Servicer - The
     Issuer Trustee" did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such information will not include on the date of this Agreement and on the Closing Date any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (ii) Since the date as of which information is given in the Prospectus and any amendment or supplement thereto, the Issuer has not carried on any business with respect to the Trust other than as described in the
     Registration Statement.

          (iii) The Issuer (in its corporate capacity) has been duly incorporated and is validly existing as a limited liability company under the laws of the Commonwealth of Australia, has full power and authority to act as trustee of the Trust as described in the Prospectus, and to execute, deliver and perform its obligations under the Transaction Documents, and has not taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, administrator, administrative receiver, liquidator or similar officer of it or of any or all of its assets or revenues.

          (iv) The Trust has been properly constituted and is validly existing as a properly constituted trust under the laws of New South Wales,
     Australia.

          (v) The issue of the Notes has been duly authorized by the Issuer and, when issued and (in the case of the Offered Notes) authenticated and delivered pursuant to the Note Issuance Documents and this Agreement (in the case of the Offered Notes), will have been duly executed, authenticated, issued and delivered (as appropriate) and will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms and entitled to the benefits provided by the
     Note Issuance Documents, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and the general equitable principles.

          (vi) This Agreement has been duly authorized, executed and delivered by the Issuer, and assuming valid authorization, execution and delivery by the other parties hereto, will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors'
     rights and to general equitable principles.

          (vii) Each of the other Transactions Documents has been duly authorized and either has been executed and delivered or will be executed and delivered by the Issuer on or before the Closing Date, and either currently constitutes or, when executed and delivered by the Issuer and the other parties thereto, will constitute a valid and binding agreement of the
     Issuer, enforceable against the Issuer in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors'
     rights and to general equitable principles.

          (viii) The issue and sale of the Notes and the compliance by the
     Issuer with all of the provisions of the Notes, this Agreement and the other Transaction Documents and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any other agreement or instrument to which the Issuer is a party or by which the Issuer is bound, nor will such action result in any violation of the provisions of the constitution of the Issuer (in its corporate capacity), or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its assets.

          (ix) No consent, approval, authorization, order, license, registration
     (other than the registration of the Security Trust Deed) or qualification of or with any court or governmental agency or body is required for the issue and sale of the Notes or the consummation of the transactions by the
     Issuer contemplated by this Agreement or the other Transaction Documents, other than such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities
     Act and the United States Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Trust
     Indenture Act") and as may be required under state securities or "Blue Sky"
     laws in connection with the purchase and distribution of the Offered Notes by the Underwriters.

          (x) The Security Trustee will have a first ranking and (subject to the registration of the Security Trust Deed) registered Security Interest, free and clear of all other Security Interests, in the present and future Trust
     Assets (as such term is defined in the Security Trust Deed) (other than the
     Issuer's right of indemnity from the Trust Assets) and undertaking of the
     Trust for the benefit of, among others, the holders of the Notes.

          (xi) There are no legal or governmental proceedings pending to which the Issuer is a party or of which any property of the Trust is subject and, to the best knowledge of the Issuer, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (xii) On the Closing Date, there shall not exist any material default by the Issuer under any of the Transaction Documents or any condition, event or act which, with notice or lapse of time or both, would constitute a material default by the Issuer under any of the Transaction Documents.

          (xiii) Subject always to the observance by each Underwriter of the representations and warranties referred to in Sections 16 and 17 hereof, the Issuer: (1) has not (directly or indirectly) offered for issue or sale or invited applications for the issue of or for offers to purchase nor has it sold the Offered Notes; (2) will not (directly or indirectly) offer for issue or sale or invite applications for the issue of or for offers to purchase nor will it sell the Offered Notes, and (3) has not distributed and will not distribute any draft, preliminary or definitive prospectus, or any advertisement or other offering material; in each case, to an Offshore
     Associate of the Issuer (as defined in Section 17)(other than in the capacity of a dealer, manager or underwriter in relation to the placement of the Offered Notes or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme).

          (xiv) Subject always to the observance by each Underwriter of the representations and warranties referred to in Sections 16 and 17 hereof, the Issuer will not itself, and will not authorize any other person to, directly or indirectly, offer, sell, resell, reoffer or deliver Offered
     Notes or distribute the Prospectus or any circular, advertisement or other offering material in any country or jurisdiction except under circumstances that will result in compliance with all applicable laws and regulations.

          (xv) All consents, licenses, approvals and authorizations of any governmental body in connection with the execution, delivery and performance of each Transaction Document by the Issuer have been obtained and are validly existing.

     (b) Each of Interstar and the Trust Manager, jointly and severally, repeats its representations and warranties in the Transaction Documents, as if references to "Transaction Documents" in such representations and warranties included this Agreement, for the benefit of the Underwriters, and represents and warrants to, and agrees with, each of the Underwriters and the Issuer that:

          (i) A registration statement on Form S-11 (No.333-113901), including a form of preliminary prospectus and such amendments thereto as may have been required to the date hereof, relating to the Offered Notes and the offering thereof in accordance with the provisions of the Securities Act has been filed with, and has been declared effective by, the Commission. If any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission.
     For purposes of this Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and
     "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, and including all information
     (if any) deemed to be part of such registration statement at the Effective
     Time pursuant to Rule 430A(b) of the Commission promulgated under the
     Securities Act ("Rule 430A"), is referred to in this Agreement as the
     "Registration Statement", and the form of prospectus relating to the
     Offered Notes, as first filed with the Commission pursuant to and in accordance with Rule 424(b) of the Commission promulgated under the
     Securities Act ("Rule 424(b)") or (if no such filing is required) as included in the Registration Statement, is referred to in this Agreement as the "Prospectus". The conditions to the use of a registration statement on
     Form S-11 under the Securities Act as set forth in the General Instructions to Form S-11 have been satisfied with respect to the Issuer, Interstar and the Trust Manager.

          (ii) No stop order suspending the effectiveness of the Registration
     Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Trust Manager or Interstar, threatened by the Commission, and on the Effective Date the Registration
     Statement conformed in all material respects to the requirements of the
     Securities Act and the Trust Indenture Act, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement and the Prospectus conform, and at the time of

     filing of the Prospectus pursuant to Rule 424(b) such documents will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act, and on the Closing Date the Registration
     Statement and the Prospectus will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act, and the
     Registration Statement will not include on the date of this Agreement and on the Closing Date any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus as amended or supplemented, if applicable, will not include on the date of this Agreement and on the Closing Date any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing representations and warranties shall not apply to (1) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1)
     of the Note Trustee under the Trust Indenture Act, and (2) statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Trust Manager by any Underwriter specifically identified by that Underwriter for use therein. Each of the
     Trust Manager, Interstar and each of the Underwriters acknowledges and agrees that the information under the heading "Plan of Distribution"
     relating to selling concessions and reallowances and relating to transactions by the Underwriters in accordance with Regulation M of the
     Commission promulgated under the United States Securities Exchange Act of
     1934 (the "Exchange Act"), as amended (collectively, the "Underwriter
     Information") constitutes the only information furnished in writing by the
     Underwriters for inclusion in the Registration Statement or the Prospectus.

          (iii) Neither Interstar nor the Trust Manager has taken any action, or omitted to take any action, nor will take any action or omit to take any action that could result in the Issuer, directly or indirectly, offering, selling, reselling, re-offering or delivering Offered Notes or distributing the Prospectus in any country or jurisdiction except under circumstances that will result in compliance with all applicable laws and regulations.

          (iv) Interstar and the Trust Manager have available to them the necessary personnel (with relevant experience) and facilities (including computer facilities and software) to permit Interstar and the Trust Manager to perform their obligations under the Transaction Documents.

          (v) Except as described in the Prospectus, since the date as of which information is given in the Registration Statement or the Prospectus and except as otherwise stated in the Registration Statement or the Prospectus, there has been no material adverse change or any development reasonably likely to result in a material adverse change in the condition (financial or otherwise), business, management, shareholders' equity or results of operations of Interstar or the Trust Manager which is or might reasonably be considered to be material in the context of the issue and offering of the Offered Notes.

          (vi) Each of Interstar and the Trust Manager (a) has been duly incorporated and is validly existing as a limited liability public company under the laws of the

     Commonwealth of Australia, (b) has all requisite corporate power, authority and legal right to act as seller and servicer and trust manager, respectively (as described in the Prospectus), and (c) has not taken any corporation action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, administrator, administrative receiver, liquidator or similar officer of it or of any or all of its assets or revenue.

          (vii) This Agreement has been duly authorized and validly executed and delivered by each of Interstar and the Trust Manager, and assuming valid authorization, execution and delivery by the other parties hereto, constitutes valid, legally binding obligations of Interstar and the Trust
     Manager, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

          (viii) Each of the other Transaction Documents to which the Trust
     Manager or Interstar is a party has been duly authorized, and either has been executed and delivered or will be executed and delivered by Interstar and the Trust Manager on or before the Closing Date, and either currently constitutes or, when executed and delivered by Interstar, the Trust Manager and the other parties thereto, will constitute a valid and binding agreement of Interstar and the Trust Manager, enforceable against Interstar and the Trust Manager in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

          (ix) Neither Interstar nor the Trust Manager is in default under its constitution or any other agreement where such default would adversely affect the ability of Interstar or the Trust Manager (as the case may be)
     to comply with its obligations under this Agreement or the other
     Transaction Documents.

          (x) All information produced in writing or on electronic media provided by Interstar or the Trust Manager to KPMG in connection with the letter referred to in Section 6(m) is true and accurate in all material respects and is not misleading or deceptive (including by reason of the omission of any fact or circumstance from it) in any material respect.

          (xi) On the Closing Date there shall not exist any material default by
     Interstar or the Trust Manager under any of the Transaction Documents, or any condition, event or act which, with the passage of time, the giving of notice or the making of any determination of materiality, would constitute a material default by Interstar and/or the Trust Manager under any of the
     Transaction Documents.

          (xii) Except as disclosed in the Prospectus, there are no legal or governmental proceedings, actual or, to the best of its knowledge, pending or threatened, at the date hereof against or affecting its assets or revenues which are or would be material, individually or in the aggregate, in the context of its ability to perform its obligations

     under this Agreement and the other Transaction Documents, in each case to which it is expressed to be a party.

          (xiii) No consent, approval, authorization, order, license, registration (other than the registration of the Security Trust Deed) or qualification of or with any court or governmental agency or body is required for the issue and sale of the Offered Notes, the purchase of the
     Loans and related property (the "Loans and Related Rights") or the consummation of the transactions by Interstar and the Trust Manager contemplated by this Agreement or the other Transaction Documents, other than such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities
     Act and the Trust Indenture Act and as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Offered Notes by the Underwriters.

          (xiv) All consents, licenses, approvals and authorizations of any governmental body in connection with the execution, delivery and performance of each Transaction Document to which it is a party have been obtained by Interstar and the Trust Manager and are validly existing.

          (xv) On the Closing Date upon payment of the Purchase Price and upon the execution and delivery of the relevant Sale Notices, the Issuer will hold legal and beneficial title to the Loans and Related Rights free from any Security Interest therein save those created by the Security Trust
     Deed.

          (xvi) Neither Interstar nor the Trust Manager shall knowingly or negligently take or omit to take any action that could cause the Issuer to be in violation of any of its representations or warranties contained in this Agreement.

          (xvii) The Trust is not, and as a result of the issue of the Notes or the receipt or application of the proceeds thereof will not be, required to register under the United States Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Investment Company Act").

          (xviii) Subject to compliance with Section 128F of the Income Tax
     Assessment Act 1936 of the Commonwealth of Australia, no stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within the Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with the authorization, execution or delivery of the Transaction Documents to which it is to be a party or with the authorization, execution, issue, sale or delivery of the Offered Notes and the performance of the Trust Manager's or Interstar's obligations under the Transaction Documents to which it is to be a party and the Offered
     Notes.

          (xix) Since the date as of which information is given in the
     Prospectus, neither Interstar nor the Trust Manager has carried on any material business other than as described in the Prospectus.

          (xx) Ernst & Young are independent public accountants with respect to
     Interstar and the Trust Manager as required by the Securities Act.

          (xxi) The compliance by each of Interstar and the Trust Manager with all of the provisions of this Agreement and the other Transaction Documents and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any other material agreement or instrument to which it is a party or by which it is bound, nor will such action result in any violation of the provisions of its constitution (in its corporate capacity), or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its assets.

     3. Purchase, Sale and Delivery of the Offered Notes.

     (a) On the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions herein set forth, the
Issuer, at the direction of the Trust Manager, agrees to sell the Offered Notes to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Issuer on the Closing Date, the number, class and aggregate principal amount of the Offered Notes set forth opposite such Underwriter's name on Schedule A. The Class A Notes shall be so purchased at a price equal to
[100%] [TO BE CONFIRMED] of the principal amount of the Class A Notes (the
"Selling Price").

     (b) In consideration of the agreement by each of the Underwriters to purchase and pay for the Offered Notes, Interstar agrees to pay or procure the payment at the Closing Date to the Underwriters:

          (i) of a combined management and underwriting commission in respect of the Class A Notes of [__]% of the principal amount of the Class A Notes;
     and

          (ii) of a selling concession of an amount equal to [__]% of the principal amount of the Class A Notes;

The amounts referred to in Sections 3(b)(i) and (ii) above are together called the "Commissions".

     (c) The Issuer, at the direction of the Trust Manager, shall deliver the
Offered Notes at the offices of Mayer, Brown, Rowe & Maw, 1675 Broadway, New
York, New York 10019, USA at 1.00 p.m., New York time, on May [4], 2005, or at such other time not later than seven full business days thereafter as you and the Issuer determine, such time and date being herein referred to as the
"Closing Date". The Offered Notes shall be issued in book-entry format and shall be held by the Note Trustee as custodian for The Depository Trust Company
("DTC") and registered in the name of Cede & Co., as nominee for DTC. Delivery of the Offered Notes will be by means of credit to the account of the
Underwriters with DTC, against payment to, or as

directed by, the Issuer by the Underwriters of the Selling Price in U.S. dollars in immediately available funds, on the Closing Date or such other time and date as the Underwriters may agree upon in writing. The Offered Notes will be made available for checking at the above offices at least 24 hours prior to the
Closing Date.

     4. Offering by Underwriters. It is understood that after the Effective Date the Underwriters initially propose to offer the Offered Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus.

     5. Certain Agreements of the Issuer, Interstar and Trust Manager.

     (a) The Issuer covenants and agrees with each of the Underwriters (subject to Section 11 below) as follows:

          (i) The Issuer will, at any time prior to payment being made to the
     Issuer on the Closing Date, unless the same is capable of remedy and is forthwith remedied, forthwith notify the Underwriters of anything which has or would have rendered or will or would render untrue or incorrect in any material respect any of the representations and warranties in Section 2(a)
     as if they had been made or given at such time with reference to the facts and circumstances then existing.

          (ii) On the Closing Date, the Issuer will do all things within its power and required of it on such date under the terms of the Transaction
     Documents.

          (iii) If at any time prior to the Closing Date any event within its knowledge shall have occurred as a result of which the information under the heading "The Issuer Trustee, the Trust Manager and the Servicer - The
     Issuer Trustee" in the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made when the Prospectus is delivered, not misleading or, if for any other reason it shall be necessary to amend or supplement the Prospectus, the Issuer will notify the Underwriters and, upon request from the Underwriters, the Issuer will prepare and furnish without charge to the Underwriters as many copies as each Underwriter from time to time reasonably requests of any amended prospectus or a supplement to the Prospectus which will correct such statement or omission.

          (iv) The Issuer will pay (A) any stamp, issue, registration, documentary or other taxes of a similar nature and duties, including interest and penalties, payable on or in connection with the creation, issue and offering of the Offered Notes or the execution or delivery of the
     Transaction Documents, and (B) in addition to any amount payable by it under this Agreement, any value added, turnover or similar tax payable in respect of that amount (and references in this Agreement to such amount shall be deemed to include any such taxes so payable in addition to it).

          (v) From the date hereof to (and including) the Closing Date, neither the Issuer nor any of its affiliates shall, without the prior consent of the Underwriters, make

                                       10

     any public announcement which might reasonably be expected to have an adverse effect on the marketability of the Offered Notes.

     (b) Interstar and the Trust Manager, jointly and severally, covenant and agree with each of the Underwriters as follows (and Interstar covenants and agrees that it will cause the Trust Manager to observe the following covenants and agreements):

          (i) The Trust Manager will file with the Commission pursuant to and in accordance with Rule 430A and Rule 424(b) copies of an amended Prospectus containing all of the information omitted from the Prospectus in reliance upon Rule 430A at the time the Registration Statement became effective. The
     Trust Manager will advise the Underwriters promptly of any such filing pursuant to Rule 424(b).

          (ii) The Trust Manager will advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement as filed or the related Prospectus and will not effect such amendment or supplementation without the Underwriters' consent. The Trust Manager will also advise the
     Underwriters promptly of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (iii) At any time prior to payment being made to the Issuer on the
     Closing Date, unless the same is capable of remedy and is forthwith remedied, the Trust Manager will forthwith notify the Underwriters of anything which has or would have rendered or will or would render untrue or incorrect in any material respect any of the representations and warranties in Section 2(b) as if they had been made or given at such time with reference to the facts and circumstances then existing.

          (iv) At any time when a prospectus relating to the Offered Notes is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the
     Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Trust Manager will promptly notify the Underwriters of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriters' consent to, nor any Underwriter's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in this Section
     5(b).

          (v) The Trust Manager will, as soon as practicable, make generally available to the holders of the Offered Notes an earnings statement or statements of the Trust covering a period of at least 12 months beginning after the effective date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the
     Commission promulgated thereunder.

                                       11

          (vi) The Trust Manager will assist the Underwriters in making arrangements with DTC, Euroclear and Clearstream, Luxembourg concerning the issue of the Offered Notes and related matters;

          (vii) On the Closing Date each of Interstar and the Trust Manager will do all things within its power and required by it on such date under the terms of the Transaction Documents.

          (viii) The Trust Manager will pay, in addition to any amount payable by it under this Agreement, any value added, turnover or similar tax payable in respect of that amount (and references in this Agreement to such amount shall be deemed to include any such taxes so payable in addition to
     it).

          (ix) The Trust Manager will procure that the Security Interests created by or contained in the Security Trust Deed are registered within all applicable time limits in all appropriate registers.

          (x) The Trust Manager will furnish to the Underwriters copies of the
     Registration Statement (one of which will be signed and include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may reasonably request.

          (xi) Neither Interstar nor the Trust Manager will take any action or fail to take any action to cause the Trust to become an investment company under the Investment Company Act.

          (xii) The Trust Manager will endeavor to qualify the Offered Notes for sale under the securities or "Blue Sky" laws of such jurisdictions as the
     Underwriters shall reasonably request and the determination of eligibility for investment of the Offered Notes under the laws of such jurisdictions as you may designate and will continue such qualifications in effect so long as required for the distribution of the Offered Notes;

          (xiii) The Trust Manager will, so long as the Offered Notes are outstanding, furnish to the Underwriters:

               (A) copies of each certificate, the annual statements of
          compliance and the annual independent certified public accountant's audit report on the financial statements furnished to the Issuer or the Note Trustee;

               (B) copies of each amendment to the Transaction Documents;

               (C) copies of all reports or other communications (financial or other) furnished to holders of the Offered Notes, and copies of any reports and financial statements furnished to the Commission, any governmental or regulatory authority or any national securities exchange, and any documents filed with the the Irish Stock Exchange or the Commission; and

                                       12

               (D) from time to time such other information concerning the
          Trust, the Trust Manager or Interstar as the Underwriters may
          reasonably request.

          (xiv) To the extent, if any, that any of the ratings provided with respect to the Class A Notes, the Class AB Notes or the Class B Notes by
     Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings
     Group ("S&P") (Moody's and S&P, each a "Rating Agency") are conditional upon the furnishing of documents or the taking of any other actions by
     Interstar or the Trust Manager, Interstar and the Trust Manager will furnish such documents and take any such other actions.

          (xv) Neither the Trust Manager nor Interstar will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities
     Act relating to asset-backed securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Underwriters for a period beginning at the date of this Agreement and ending on the Closing Date.

          (xvi) Neither Interstar nor the Trust Manager will effect or enter into any transaction (in the open market or otherwise) or effect or enter into any other arrangements the object or effect of which would be to stabilize or maintain the market price of the Offered Notes at levels other than those which might otherwise prevail in the open market.

          (xvii) Prior to the Closing Date, the Trust Manager (on behalf of the
     Issuer) must seek a listing of the Offered Notes on the Irish Stock
     Exchange and shall have received no communication stating or implying that such application has been or might be rejected.

     (c) The rights and remedies conferred upon each Underwriter (and the other indemnified persons) under this Section 5 shall continue in full force and effect notwithstanding the completion of the arrangements set out herein for the issue and sale of, and payment for, the Offered Notes and regardless of any investigation by any Underwriter.

     6. Conditions of the Obligations of the Underwriters. The obligation of the several Underwriters to purchase and pay for the Offered Notes will be subject to the accuracy of the representations and warranties on the part of each of the
Issuer, Interstar and the Trust Manager herein, to the accuracy of the statements of officers of each of the Issuer, Interstar and the Trust Manager made pursuant to the provisions hereof, to the performance by each of the
Issuer, Interstar and the Trust Manager of its obligations hereunder and to the following additional conditions precedent:

     (a) You shall have received evidence satisfactory to you that each of the
Transaction Documents has been executed and delivered by the respective parties and that all conditions precedent to the Transaction Documents, other than the issuance of the Offered Notes, have been satisfied (including, without limitation, that the Class AB and Class B Notes shall have been issued and are outstanding without any defaults thereon).

                                       13

     (b) You shall have received evidence satisfactory to you that all the steps or conditions required by the Series Notice for the purchase by the Issuer from the Seller of the Loans and Related Rights to be acquired from the Seller pursuant thereto have been taken or satisfied, as the case may be.

     (c) The Registration Statement shall have become effective on or prior to the date hereof, or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective, not later than 5:00 p.m., New York City time, on the date hereof or on such later date to which you have consented; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission. The Prospectus, including all price-related information previously omitted from the prospectus which formed a part of the
Registration Statement at the time it became effective, in accordance with Rule
430A, shall have been transmitted to the Commission for filing pursuant to Rule
424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(b)(i)
hereof; and prior to the Closing Date the Trust Manager shall have provided evidence satisfactory to you of such timely filing, and all requests for additional information shall have been complied with to your satisfaction.

     (d) The Irish Stock Exchange shall have agreed to list the Offered Notes, subject only to the issue of the Offered Notes or you shall be satisfied that such listing will be granted shortly after the Closing Date.

     (e) On or before the Closing Date you shall have received opinions, in form and substance satisfactory to you, dated the Closing Date of:

          (i) McKee Nelson LLP, legal advisers to the Underwriters;

          (ii) Mayer, Brown, Rowe & Maw LLP, legal advisers to Interstar and the
     Trust Manager;

          (iii) Allens Arthur Robinson, legal advisers to Interstar and the
     Trust Manager;

          (iv) Mallesons Stephen Jaques, legal advisers to the Issuer and the
     Note Trustee;

          (v) legal advisers to the Swap Party;

          (vi) Emmet, Marvin & Martin, LLP, legal advisers to the Note Trustee;

          (vii) KPMG, tax advisers to the Trust Manager; and

          such other documents, opinions and certificates as you may reasonably require.

     (f) You shall have received a letter or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transactions described in this

                                       14

Agreement allowing the Underwriters to rely on such opinion as if it were addressed to the Underwriters.

     (g) On the Closing Date the representations and warranties of the Issuer,
Interstar and the Trust Manager in this Agreement shall be true, accurate and correct at, and as if made on, the Closing Date; and each of the Issuer,
Interstar and the Trust Manager shall have performed all of their respective obligations under this Agreement to be performed on or before the Closing Date.

     (h) Subsequent to the execution and delivery of this Agreement, there shall not have occurred:

          (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of any of the Issuer, Interstar, the Trust Manager or
     any Swap Party and their respective subsidiaries, in each case, taken as one enterprise, which, in the sole judgment of the Underwriters, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the
     Offered Notes;

          (ii) any downgrading in the rating of any debt securities of any of
     Interstar, the Trust Manager, the Issuer or any Swap Party by any
     "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) of the Commission promulgated under the Securities
     Act), or any public announcement that any such organization has under surveillance or review its rating of the Class A Notes, the Class AB Notes or the Class B Notes or any debt securities of any of Interstar, the Trust
     Manager, the Issuer or any Swap Party (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating);

          (iii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, the Irish Stock Exchange, the
     Australian Stock Exchange or any other exchange on which the Notes are listed, or the over-the-counter market, or any setting of minimum prices for trading on any such exchange, or any suspension of trading of any securities of any of Interstar, the Trust Manager, the Issuer or any Swap
     Party on any exchange or in the over-the-counter market, except where such suspension occurs as a result of technical or administrative difficulties which are promptly resolved;

          (iv) any material disruption in commercial banking or securities settlement or clearance services in the United States generally or with respect to DTC specifically, or with respect to the Clearstream, Luxembourg or the Euroclear systems in Europe;

          (v) any banking moratorium declared by U.S. Federal, New York, Irish,
     United Kingdom or Australian authorities; or

          (vi) any outbreak or escalation of major hostilities in which the
     United States, Ireland, the United Kingdom or Australia is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or emergency if, in the sole judgment of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to

                                       15

     proceed with completion of the public offering or the sale of and payment for the Offered Notes.

     (i) You shall have received evidence satisfactory to you that the Class A
Notes shall be rated AAA by S&P and Aaa by Moody's, the Class AB Notes shall be rated [AAA] by S&P and [Aa1] by Moody's and the Class B Notes having been assigned a rating of [AA-] by S&P and [Aa2] by Moody's and no such rating having been downgraded and no Notes having been placed on "credit watch" and there having occurred no downgrade, nor any notice having been given of any intended or potential downgrading, or any review or possible change which does not indicate the direction of any such change, in the rating accorded to any other debt securities of the Issuer by any Rating Agency.

     (j) You shall have received a solvency certificate of the Seller dated the
Closing Date and signed by a duly authorized officer.

     (k) The Underwriters shall have received satisfactory evidence that payment of the Commissions and the expenses referred to in Section 10 will be made on the Closing Date.

     (l) You shall have received a certificate, dated the Closing Date, of the managing director, director or any chief general manager of each of Interstar and the Trust Manager and (as to paragraphs (i) and (ii) below only) of an authorized officer of the Issuer in which such officers, to the best of their knowledge after reasonable investigation, shall state that:

          (i) the representations and warranties of such entity in this
     Agreement are true and correct;

          (ii) such entity has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date;

          (iii) in the case of the Trust Manager, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and

          (iv) subsequent to the date of the most recent financial statements supplied by Interstar to the Underwriters, there has been no material adverse change, nor any development or event involving a prospective material adverse change in the condition (financial or other), business, properties or results of operations of such entity and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

     (m) You shall have received a letter, dated the Closing Date and in form and substance reasonably satisfactory to the Underwriters, of Ernst & Young confirming that they are independent public accountants within the standards established by the American Institute of Certified Public Accountants and
stating to the effect that they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement and the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of Interstar and its subsidiaries and affiliates subject to the internal controls of

                                       16

such parties' accounting system or are derived directly from such records by analysis or computation or from the collateral tape containing the description of the Loans and Related Rights) with the results obtained from inquiries, a reading of such general accounting records and collateral tape and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     (n) The Underwriters may, at their discretion and upon such terms as they think fit, waive compliance with the whole or any part of this Section 6 (other than Section 6(a)).

     7. Indemnification and Contribution.

     (a) The Issuer will indemnify and hold harmless each Underwriter, its affiliates, directors, officers and each person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the
Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained under the heading "The
Issuer Trustee, the Trust Manager and the Servicer - The Issuer Trustee" in the
Prospectus or arising out of or based upon information under the heading "The
Issuer Trustee, the Trust Manager and the Servicer - The Issuer Trustee" in the
Prospectus being, or being alleged to be, misleading or deceptive, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading or deceptive, or arise out of or are based upon any breach by the
Issuer of any of its representations, warranties or agreements contained in this
Agreement, and will on demand and from time to time reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating or defending any such action or claim as such expenses are incurred.

     (b) Each of Interstar and the Trust Manager will, jointly and severally, indemnify and hold harmless each Underwriter, its affiliates, directors, officers and each person who controls such Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, insofar as such losses, claims, damages or liabilities (or actions in respect thereof)
arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any preliminary prospectus, or any amendment or supplement to the Registration
Statement, the Prospectus or any preliminary prospectus, or arising out of or are based upon the omission or alleged omission to state in the Registration
Statement, the Prospectus or any preliminary prospectus a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, or any breach by the Trust Manager or
Interstar of any of its representations, warranties or agreements contained in this Agreement, and will on demand and from time to time reimburse the
Underwriters for any legal or other expenses reasonably incurred by the
Underwriters in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person

                                       17

controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Notes if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if the Trust Manager or Interstar shall have furnished any amendments or supplements thereto) and, if required by law, a copy of the
Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Offered Notes to such person, unless such failure to deliver the Prospectus was as a result of non-compliance by Interstar and the Trust Manager with the provisions of Section
5(b)(i), (ii), (iii), (iv) and (x) hereof; provided further, that neither the
Trust Manager nor Interstar will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the
Underwriter Information or the information set forth under "Description of the
US$ Notes - The Currency Swaps - Currency Swap Provider".

     (c) Each Underwriter will, severally and not jointly, indemnify and hold harmless each of the Issuer and the Trust Manager, its affiliates, its directors and officers and each person, if any, who controls such company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act
against any losses, claims, damages or liabilities to which the Issuer or the
Trust Manager, as the case may be, may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Underwriter Information in each of the Prospectus, any preliminary prospectus or the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and will reimburse the Issuer and the Trust Manager (as the case may be) for any legal or other expenses reasonably incurred by the Issuer and the Trust Manager
(as the case may be) in connection with investigating or defending any such action or claim as such expenses are incurred.

     (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party in writing of the commencement thereof; provided, that the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under subsection (a), (b) or (c) above or otherwise. In case any such action shall be brought against any indemnified party, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided further, however, that (i) if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party or (ii) if representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, then the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses or provide separate counsel and to otherwise

                                       18

participate in the defense of such action on behalf of such indemnified party or parties. An indemnifying party shall not enter into a compromise or other settlement of any such action without the prior consent of the indemnified parties (such consent not to be unreasonably withheld).

     (e) Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 or for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso in subsection (d) (it being understood, however, that the indemnifying party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the expenses of more than one separate counsel in each relevant jurisdiction, approved by the
Underwriters in the case of subsection (a), (b) or (c), representing the indemnified parties under subsection (a), (b) or (c), as the case may be, who are parties to such action); (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party at the expense of the indemnifying party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and (iv) except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

     (f) The obligations of each of the Issuer, Interstar and the Trust Manager under this Section 7 shall be in addition to any liability which the Issuer,
Interstar or the Trust Manager, as the case may be, may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and to each person, if any, who controls such
Underwriter within the meaning of Section 15 of the Securities Act (such obligations being held on trust by each Underwriter for each of its employees, officers and directors); and the obligations of each Underwriter under this
Section 7 shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of the Issuer, Interstar or the Trust Manager, as the case may be, within the meaning of Section 15 of the Securities Act.

     (g) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or
(c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the
Issuer, Interstar or the Trust Manager on the one hand and the Underwriters on the other from the offering of the Offered Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer, Interstar or the Trust Manager on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer, Interstar or the
Trust Manager on the one hand and the Underwriters on the other shall be deemed to be in the same respective

                                       19

proportions as the net proceeds (before deducting expenses) received by the
Issuer, Interstar and the Trust Manager from the sale of the Offered Notes and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the
Prospectus, bear to the aggregate offering price of the Offered Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the
Issuer, Interstar or the Trust Manager or the Underwriters and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (g). Notwithstanding the provisions of this subsection (g), no
Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such
Underwriter with respect to the offering of the Offered Notes exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the
Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (g) to contribute are several in proportion to their respective underwriting obligations and not joint.

     8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the
Issuer, Interstar, the Trust Manager or its respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Issuer,
Interstar or the Trust Manager, and will survive delivery of and payment for the
Offered Notes. If this Agreement is terminated or if for any reason other than default by the Underwriters the purchase of the Offered Notes by the
Underwriters is not consummated, Interstar and the Trust Manager shall remain responsible for the expenses to be paid or reimbursed by it or the Issuer pursuant to Sections 5 and 10 and the respective obligations of the Issuer,
Interstar, the Trust Manager and the Underwriters pursuant to Section 7 shall remain in effect. If for any reason the purchase of the Offered Notes by the
Underwriters is not consummated other than solely because of the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(h), Interstar and the Trust Manager will reimburse the Underwriters for all out-of-pocket expenses
(including reasonable fees and disbursements of counsel and reasonable costs and expenses of printing) reasonably incurred by them in connection with the offering of the Offered Notes.

     9. Default of Underwriter. If any Underwriter defaults in its obligations to purchase Offered Notes hereunder and the aggregate principal amount of the
Offered Notes that such defaulting Underwriter agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Notes, the
Underwriters may make arrangements satisfactory to the Issuer, Interstar and the
Trust Manager for the purchase of such Offered Notes by other persons, including the non-defaulting Underwriters, but if no such arrangements are made by the
Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered
Notes for which such defaulting

                                       20

Underwriter agreed but failed to purchase. If any Underwriter so defaults and the aggregate principal amount of the Offered Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of the
Offered Notes and arrangements satisfactory to the Underwriters and the Issuer,
Interstar and the Trust Manager for the purchase of such Offered Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the
Issuer, Interstar or the Trust Manager, except as provided in Section 8. Nothing herein will relieve a defaulting Underwriter for its default.

     10. Expenses.

     (a) The Issuer, Interstar and the Trust Manager agree with the Underwriters that the Underwriters will not be responsible for payment of any of the following, which will be paid by the Trust Manager:

          (i) all costs and expenses in connection with:

               (A) the preparation, production and (where appropriate) printing of the Notes, the information in the Prospectus, the Transaction
          Documents, and all other documents relating to the issue of the Notes and the Prospectus;

               (B) the initial delivery and distribution (including
          transportation and packaging but not insurance (other than to the place of distribution)) of the Notes;

               (C) the listing of the Offered Notes on the Irish Stock Exchange;
          and

               (D) any filing fees and other expenses (including fees and disbursements of Underwriters' counsel) incurred in connection with qualification of the Offered Notes for sale and determination of the eligibility of the Offered Notes for investment under the laws of such jurisdiction as the Underwriters designates, and the printing of memoranda relating thereto;

          (ii) the fees and expenses of the Security Trustee, the Note Trustee, the Paying Agents and any other party to the Transaction Documents in relation to the preparation and execution of the Transaction Documents, the issue and authentication of the Notes and the performance of their duties under the Transaction Documents;

          (iii) the fees, disbursements and expenses of the legal advisers of the Underwriters and the legal advisers of any other party to the
     Transaction Documents and the legal advisers and accountants of the Issuer and all other expenses of the Issuer in connection with the issue, the registration fees of the Commission and obtaining and maintaining the listing of the Offered Notes;

          (iv) the fees charged by the Rating Agencies for rating the Notes;

          (v) the initial fees and expenses of DTC, Euroclear and Clearstream in relation to the Notes (excluding any such fees and expenses arising as a result of any transfer of the Notes); and

                                       21

          (vi) all other out-of-pocket costs and expenses of the Issuer incidental to the performance of the Issuer's obligations hereunder and the issuance and sale of the Notes which are not otherwise specifically provided for in this Section 10(a).

     (b) In addition, Interstar will pay to J.P. Morgan Securities Inc.,
Deutsche Bank Securities Inc., and Greenwich Capital Markets, Inc., an amount to be agreed upon and set forth separately in an expenses side-letter, dated the date hereof, in lieu of reimbursement of their legal and other expenses in connection with the issue of the Offered Notes.

     (c) Interstar and the Trust Manager jointly and severally further covenant and agree with each Underwriter to indemnify and hold harmless each Underwriter from any:

          (i) expenses described in Section 10(a) if incurred by the
     Underwriters;

          (ii) United States, United Kingdom, Australian, Belgian or Luxembourg
     documentary, stamp, reserve or similar United States, United Kingdom,
     Australian, Belgian or Luxembourg issue tax or duty and any related interest or penalties on, and value added tax (if any) and all court fees payable in respect of the execution of, or otherwise in connection with, the Transaction Documents or the issue, sale or delivery of, or otherwise in connection with, the Offered Notes to the Underwriters or any expense incurred by any Underwriter (including legal fees on a full indemnity basis) in connection with the enforcement of the Trust Manager's or
     Interstar's obligations under this Agreement;

          (iii) expenses incurred by any Underwriter (including legal fees on a full indemnity basis) in connection with the enforcement of any of the
     Issuer's, Interstar's or the Trust Manager's obligations (as the case may
     be) under this Agreement; and

          (iv) payments to the Underwriters under this Section 10 shall be in addition to the Commissions payable to the Underwriters under Section 3(b).

     (d) Without prejudice to the generality of Sections 10(c)(i) to (iv)
(inclusive), the Issuer, Interstar and the Trust Manager agree with the
Underwriters that Interstar will be responsible for payments of all and any fees, charges, costs and duties and any stamp and other taxes or duties, including interest and penalties, arising from or in connection with the purchase of the Loans and Related Rights, the creation of the security for the
Offered Notes and for the other amounts to be secured as contemplated by the
Security Trust Deed, and the perfection of such security (including the making of any necessary registration).

     (e) Interstar and Trust Manager, jointly and severally, agree to pay or procure the payment of a sum equal to the amount of any due but unpaid
Commissions to the Underwriters on behalf of the Underwriters in immediately available funds at the Closing Date.

     (f) All payments in respect of the costs, fees, expenses referred to in
Sections 10(a)(i) and 10(b) shall be satisfied by any of the Issuer, Interstar or the Trust Manager (as the case may be) making them to the Underwriters, and the Issuer shall not be concerned with the apportionment of such payments among the Underwriters or the payment of them to any other persons.

                                       22

     11. Trustee Provisions. Notwithstanding any other terms of this Agreement:

     (a) Clause 32.16 of the Master Trust Deed (as amended by the Series Notice)
applies to the obligations and liabilities of the Issuer under this Agreement.

     (b) The Issuer enters into the Transaction Documents and issues the Notes only in its capacity as trustee of the Trust and in no other capacity. A liability incurred by the Issuer acting in its capacity as trustee of the Trust arising under or in connection with the Transaction Documents or the Trust or in respect of the Notes is limited to and can be enforced against the Issuer only to the extent to which it can be satisfied out of the Assets of the Trust out of which the Issuer is actually indemnified for the liability. This limitation of the Issuer's liability applies despite any other provision of the Transaction
Documents and extends to all liabilities and obligations of the Issuer in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the Transaction Documents or the Trust.

     (c) The parties other than the Issuer may not sue the Issuer in any capacity other than as trustee of the Trust or seek the appointment of a receiver (except in relation to the Assets of the Trust), liquidator, administrator or similar person to the Issuer or prove in any liquidation, administration or arrangements of or affecting the Issuer (except in relation to the Assets of the Trust).

     (d) The provisions of clause 32.16 of the Master Trust Deed do not apply to any obligation or liability of the Issuer to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of the Issuer's indemnification out of the Assets of the Trust as a result of the Issuer's fraud, negligence, or willful default.

     (e) It is acknowledged that the Relevant Parties are responsible under the
Transaction Documents for performing a variety of obligations relating to the
Trust. No act or omission of the Issuer (including any related failure to satisfy its obligations or breach of representation or warranty under the
Transaction Documents) will be considered fraud, negligence or willful default of the Issuer for the purpose of Section 11(d) above to the extent to which the act or omission was caused or contributed to by any failure by the Relevant
Parties (other than a person whose acts or omissions the Issuer is liable for in accordance with the Transaction Documents) to fulfill its obligations relating to the Trust or by any other act or omission of the Relevant Parties (other than a person whose acts or omissions the Issuer is liable for in accordance with the
Transaction Documents) regardless of whether or not that act or omission is purported to be done on behalf of the Issuer.

     (f) No attorney, agent, receiver or receiver and manager appointed in accordance with a Transaction Document has authority to act on behalf of the
Issuer in a way which exposes the Issuer to any personal liability and no act or omission of any such person will be considered fraud, negligence or willful default of the Issuer for the purpose of Section 11(d) above provided (in the case of any person selected and appointed by the Issuer) that the Issuer has exercised reasonable care in the selection of such persons.

                                       23

     (g) In this Section 11, "Relevant Parties" means each of the Trust Manager,
Interstar, as Seller and as Servicer, the Calculation Agent, each Paying Agent, the Note Registrar, the Note Trustee and any Support Facility Provider.

     (h) In this Section 11, "willful default" means any willful failure to comply with, or willful breach by the Issuer of, any of its obligations under any Transaction Document, other than a failure or breach which (i) arises as a result of a breach of a Transaction Document by a person other than the Issuer or any officer, employee, agent or delegate of the Issuer; and (ii) is in accordance with a lawful court order or required by law; or (iii) is, in relation to a Trust, in accordance with a proper instruction or direction of the
Voting Mortgagees (as defined in the Series Notice) given at a meeting of Voting
Mortgagees convened pursuant to the Security Trust Deed in relation to the
Trust, or in accordance with any proper instruction or direction of the
Noteholders of the Trust at a meeting convened under the Master Trust Deed.

     (i) Nothing in this Section 11 limits the obligations expressly imposed on the Issuer under the Transaction Documents.

     12. Termination. Notwithstanding anything contained herein, the
Underwriters may terminate this Agreement by notice to the Issuer, given at any time prior to payment of the Selling Price for the Offered Notes to the Issuer:

          (i) if there shall have come to the notice of the Underwriters any material breach or any event rendering untrue or incorrect in any respect, any of the warranties and representations by the Issuer in Section 2(a) or by Interstar or the Trust Manager in Section 2(b) or any failure to perform any of the undertakings or obligations of the Issuer, Interstar or the
     Trust Manager under this Agreement;

          (ii) if any of the conditions specified in Section 6 has not been satisfied or waived by the Underwriters; or

          (iii) if, in the Underwriters' opinion, there shall have been since the date of this Agreement, a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in its view be likely to prejudice materially the success of the offering and distribution of the Offered Notes or dealing in the Offered Notes in the secondary market.

     13. Notices. All notices and communications hereunder shall be made in writing (by letter or fax), shall be effective upon receipt by the addressee and shall be sent as follows:

          if to the Issuer, to it at:

          Perpetual Trustees Victoria Limited
          Level 7, 9 Castlereagh Street
          Sydney, NSW 2000 Australia
          Attention: Senior Manager, Securitisation Services
          Facsimile: +61 2 9221 7870

                                       24

          if to the Trust Manager to it at:

          Interstar Securitisation Management Pty Limited
          Level 10, 101 Collins Street
          Melbourne, Victoria 3000 Australia
          Attention: Sam Kyriacou
          Facsimile: + 61 3 9614 6226

          if to Interstar to it at:

          Interstar Wholesale Finance Pty Limited
          Level 10, 101 Collins Street
          Melbourne, Victoria 3000 Australia
          Attention: Managing Director
          Facsimile: + 61 3 9614 6226

          if to the Underwriters to them at:

          J.P. Morgan Securities Inc.
          270 Park Avenue
          New York, New York 10017 USA
          Attention: ABS Syndicate Desk
          Facsimile: +1 212 834 6081

          Deutsche Bank Securities Inc.
          60 Wall Street, 19th Floor
          New York, New York 10005 USA
          Attention:
          Facsimile:

          Greenwich Capital Markets, Inc.
          600 Steamboat Road
          Greenwich, Connecticut 06830 USA
          Attention:
          Facsimile:

     Any such communication shall take effect, in the case of a letter, at the time of delivery, in the case of facsimile transmission, at the time of dispatch. Any communication not by letter shall be confirmed by letter but failure to send or receive the letter of confirmation shall not invalidate the original communication.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                                       25

     15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     16. Financial Services and Markets Act 2000 (the "FSMA"). Each Underwriter
represents and agrees with respect to itself that the Offered Notes have only been offered or sold and, prior to the expiry of six months from the Closing
Date, will only be offered or sold in or from the United Kingdom (a) to persons
(i) whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses, (ii) who it is reasonable to expect will acquire, hold, manage or dispose of investments, as principal or agent, for the purposes of their businesses, or (iii) otherwise in circumstances that have not resulted and will not result in an offer to the public under the Public Offers of Securities
Regulations 1995 (as amended), and (b) in compliance with all applicable provisions of FSMA and rules and regulations made thereunder with respect to anything done in relation to the notes in, from or otherwise involving the
United Kingdom. Any invitation or inducement to engage in investment activity, within the meaning of Section 21 of FSMA, will only be communicated or caused to be communicated in circumstances when Section 21 of FSMA does not apply, including to persons authorized under FSMA or to persons qualifying as investment professionals under Article 19 or to high net worth persons under
Article 49 of the Financial Services and Markets Act 2000 (Financial Promotion)
Order 2001, as amended or to any other person to whom an invitation or inducement to enter into investment activity of this type may otherwise lawfully be communicated.

     17. Australian Offering Restrictions.

     (a) Each Underwriter severally represents and agrees with respect to itself that it:

          (i) has not, directly or indirectly, offered for issue or sale or invited applications for the issue of or for offers to purchase nor has it sold, the Offered Notes;

          (ii) will not, directly or indirectly, offer for issue or sale or invite applications for the issue of or for offers to purchase nor will it sell the Offered Notes; and

          (iii) has not distributed and will not distribute any draft, preliminary or definitive offering circular, or any advertisement or other offering material,

          in Australia, its territories or possessions unless:

               (A) the amount payable for the Offered Notes on acceptance of the offer by each offeree or invitee is a minimum amount of A$500,000, or its equivalent in another currency (disregarding amounts, if any, lent by the Issuer or other person offering the Offered Notes or any associate of them) or the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Part
          6D.2 of the Corporations Act 2001 of Australia; and

               (B) the offer, invitation or distribution complies with all applicable laws, regulations and directives in relation to the offer, invitation or distribution

                                       26

          and does not require any document to be lodged with the Australian
          Securities and Investments Commission.

     (b) Each Underwriter further severally agrees that:

          (i) in connection with the primary distribution of the Offered Notes, it will not sell any Offered Notes to any person if, at the time of such sale, employees of the Underwriter directly involved in the sale know, or have reasonable grounds to suspect that, as a result of such sale, such
     Offered Notes or any interest in such Offered Notes will be, or will later be acquired, directly or indirectly, by an Offshore Associate of the Issuer
     (as identified on a list furnished by the Trust Manager to each
     Underwriter), other than in the capacity of a dealer, manager, or underwriter in relation to the placement of the Offered Notes or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme; and

          (ii) it must offer the Offered Notes for which it subscribes for sale within 30 days of the issue of those Offered Notes (the issue date being the date when the Underwriter has an unconditional obligation to offer the
     Notes for sale under this Agreement) and that such offer must only be by one of the following means, or a combination thereof:

               (A) as a result of negotiations being initiated by such
          Underwriter in electronic form on Reuters or the electronic information system made available to its subscribers by Bloomberg,
          L.P., specifying in such offer the name of the Issuer, the name of the program and the price at which the Offered Notes are offered for sale;
          or

               (B) by such Underwriter offering those Offered Notes for sale to at least 10 persons, each of whom must be:

                    I. carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in the financial markets; and

                    II. not known, or suspected, by the employees of such
     Underwriter directly involved in the sale of the Offered Notes to be an associate of any other person covered by this clause 17(b)(ii)(B); or

               (C) by such Underwriter offering those Offered Notes for sale as a result of being accepted for listing on a stock exchange where the
          Issuer has previously entered into an agreement with the Underwriter in relation to the placement of the Offered Notes requiring the Issuer to seek such listing; or

               (D) by such Underwriter offering those Offered Notes for sale to at least 100 persons who it would be reasonable to regard as either having acquired instruments similar to the Offered Notes in the past or as likely to be interested in acquiring Offered Notes.

                                       27

     In this Agreement, an "Offshore Associate of the Issuer" means an associate
     (within the meaning of section 128F of the Income Tax Assessment Act 1936 of the Commonwealth of Australia) of the Issuer that is either a non-resident of Australia that does not acquire the Offered Notes in carrying on a business at or through a permanent establishment in Australia or, alternatively, a resident of Australia that acquires the Offered Notes in carrying on a business at or through a permanent establishment outside
     Australia.

     18. Consent to Jurisdiction; appointment of Agent to Accept Service of
Process.

     (a) Each of the Issuer, Interstar and the Trust Manager hereby submits to the non-exclusive jurisdiction of the United States Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Issuer, Interstar and the Trust Manager irrevocably appoints
CT Corporation, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its
authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to it by the person servicing the same, shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Each of the Issuer, Interstar and the Trust Manager further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for so long as the Offered Notes are outstanding.

     (b) The obligation of the Issuer, Interstar and the Trust Manager in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency on which (and only to the extent that) such
Underwriter may in accordance with normal banking procedures purchase United
States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, each of the Issuer, Interstar and the Trust Manager agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.

     19. Foreign Taxes. All payments to be made by Interstar, the Trust Manager or the Issuer hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless Interstar, the Trust Manager or the Issuer, as applicable, is compelled by law to deduct or withhold such taxes duties or charges. In that event, Interstar, the Trust Manager or the Issuer, as applicable, shall pay such additional amount as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

     20. Judgment Currency. If any judgment or order in any legal proceeding against any of the Issuer, Interstar or the Trust Manager is given or made for any amount due hereunder and such judgment or order is expressed and paid in a currency (the "Judgment Currency") other than United States dollars and there is any variation as between (i) the rate of exchange (the "Judgment Rate") at which the United States dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange (the "Market
Rate") at

                                       28

which the person to who such amount is paid (the "Payee") is able to purchase
United States dollars with the amount of the Judgment Currency actually received by the holder, then the difference expressed in United States dollars, between such amount calculated at the Judgment Rate and such amount calculated at the
Market Rates shall be indemnified (a) if negative by the Issuer, Interstar or the Trust Manager, as applicable, to the Payee and (b) if positive by the payee to the Issuer, Interstar or the Trust Manager, as applicable. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer,
Interstar or the Trust Manager or the Payee, as the case may be and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "Rate of Exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

     21. Compliance with Applicable Securities Laws. Each Underwriter acknowledges that no representation is made by the Issuer, the Trust Manager or
Interstar that any action has been or will be taken by them in any jurisdiction outside the United States to file the Prospectus or any other offering material for the Offered Notes with any governmental agency. Each Underwriter (severally and not jointly) represents and warrants that it will comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers the Offered Notes or distributes the Prospectus.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       29

     If you are in agreement with the foregoing, please sign two counterparts hereof and return one to the Issuer whereupon this letter and your acceptance shall become a binding agreement among the Issuer, Interstar, the Trust Manager and the Underwriters.

                                             Very truly yours,

                                             PERPETUAL TRUSTEES VICTORIA LIMITED

                                             By
                                                --------------------------
                                             Name:
                                             Title:

                                             INTERSTAR SECURITISATION
                                             MANAGEMENT PTY LIMITED

                                             By
                                                --------------------------
                                             Name:
                                             Title:

                                             INTERSTAR WHOLESALE FINANCE PTY
                                             LIMITED

                                             By
                                                --------------------------
                                             Name:
                                             Title:

                     [Underwriting Agreement Signature Page]

The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof

J.P. MORGAN SECURITIES INC.

By
   --------------------------
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By
   --------------------------
Name:
Title:

By
   --------------------------
Name:
Title:

GREENWICH CAPITAL MARKETS, INC.

By
   --------------------------
Name:
Title:

                     [Underwriting Agreement Signature Page]

                                   SCHEDULE A

                                  Class A Notes

                                  Principal Amount of
Underwriters                         Class A Notes
------------                      -------------------
Deutsche Bank Securities Inc.        US$[_________]

J.P. Morgan Securities Inc.          US$[_________]

Greenwich Capital Markets, Inc.      US$[_________]